Pike Electric Corporation Announces Second Quarter 2011 Results

MT. AIRY, N.C., Feb. 8, 2011 /PRNewswire/ -- Pike Electric Corporation (NYSE: PIKE), a leading energy solutions provider, today announced that revenue for its fiscal 2011 second quarter ended December 31, 2010 was $148.6 million, compared with $135.2 million for the comparable period last year. The Company had net income in the 2011 second quarter of $1.0 million or $0.03 per diluted share, compared with a net loss of $4.7 million or ($0.14) per diluted share in the prior year's second quarter.

Core revenues increased 24.4% to $145.9 million in the 2011 second quarter versus $117.2 million in the comparable 2010 period.  All categories of our core business achieved revenue growth for the quarter.  This growth was aided by our Klondyke acquisition, and substation and transmission EPC projects.  Storm restoration revenues were $2.7 million for second quarter 2011, compared with $18.0 million in the prior year's second quarter.

Gross profit was $16.6 million for 2011 second quarter compared with $16.9 million in the prior year's second quarter.  This slight reduction in gross profit was due to the decrease in higher margin storm restoration services and an increase in lower margin procurement services associated with growth in substation and transmission work.

Revenue for the first six months of 2011 was $277.3 million, compared with $262.4 million in the first six months of 2010.  Net loss for the 2011 six month period was $1.3 million or $(0.04) per diluted share, versus a net loss in the first six months of 2010 of $7.4 million or $(0.22) per diluted share.

Core revenues for the first six months of 2011 increased 11.4% to $269.6 million versus $241.9 million in the comparable 2010 period.  Storm restoration services decreased for the period to $7.7 million versus $20.5 million in the first six months of 2010.

Gross profit for the first six months of 2011 was $28.4 million compared with $28.6 million in the prior year's first six months.  The slight decrease in gross profit was due to less storm restoration work, as well as crew start up costs, mostly in the first quarter of fiscal 2011.

Pike's Chairman and CEO, J. Eric Pike, commented that the Company's positive performance, particularly in the second quarter is the result of the actions Pike has taken to offset the turbulence in the economy and the changes in its markets.

"The value of our Klondyke acquisition and our overall diversification strategy has become increasingly evident.  One of the greatest benefits is our broader service offering and geographic coverage.  In addition, the costs reduction measures implemented last year in our distribution operations and support services have brought our costs in line with today's challenging market conditions.

"We continued to strengthen our balance sheet by reducing our debt position by $12 million during the second quarter, reaching a total debt reduction of $41.5 million over the past three quarters," Mr. Pike said.

Conference Call

The Company will host a conference call at 11:00 AM Eastern Time today.  The call can be accessed by dialing (877) 604-9675, or (719) 325-2263 for international callers.  Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.pike.com. Click on the "Investor Center" home page and scroll down to "Upcoming Events" to access the event.

A replay will be available shortly after the call and can be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820; the passcode for the replay is 6417122.  The replay will remain available until midnight Eastern Time on February 15.  An on-demand replay of the conference call will also remain available in the "Investor Center" of the Company's website at www.pike.com for a limited time following the conclusion of the call.

About Pike

Pike is one of the largest providers of energy solutions for investor-owned, municipal and co-operative utilities in the United States. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair of power delivery systems, including renewable energy projects.  Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Safe Harbor

This press release and other statements we make from time to time in the future may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to Pike's plans, objectives and future estimates.  The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, Pike undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Financial Tables Follow

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
Core revenues	$ 145,835	$ 117,230	$ 269,612	$ 241,944
Storm restoration revenues	2,728	17,968	7,709	20,474
Total revenues	$ 148,563	$ 135,198	$ 277,321	$ 262,418
Cost of operations	131,925	118,262	248,961	233,787

Gross profit	16,638	16,936	28,360	28,631
General and administrative expenses	12,748	13,131	26,304	26,254
Loss on sale and impairment of property and equipment	382	301	549	962
Restructuring expenses	-	8,924	-	8,924

Income (loss) from operations	3,508	(5,420)	1,507	(7,509)
Other expense (income):
Interest expense	1,813	2,273	3,473	4,644
Other, net	(5)	(78)	(14)	(179)
Total other expense	1,808	2,195	3,459	4,465

Income (loss) before income taxes	1,700	(7,615)	(1,952)	(11,974)
Income tax expense (benefit)	679	(2,912)	(682)	(4,566)

Net income (loss)	$ 1,021	$ (4,703)	$ (1,270)	$ (7,408)

Net income (loss) per share:
Basic	$ 0.03	$ (0.14)	$ (0.04)	$ (0.22)
Diluted	$ 0.03	$ (0.14)	$ (0.04)	$ (0.22)

Shares used in computing income (loss) per share:
Basic	33,386	33,134	33,329	33,106
Diluted	33,902	33,134	33,329	33,106

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	June 30,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 12,993	$ 11,133
Accounts receivable from customers, net	73,818	64,672
Costs and estimated earnings in excess of billings
on uncompleted contracts	42,634	50,215
Inventories	7,100	6,401
Prepaid expenses and other	12,290	9,115
Deferred income taxes	9,331	10,526
Total current assets	158,166	152,062
Property and equipment, net	181,338	194,885
Goodwill	110,893	114,778
Other intangibles, net	40,616	38,527
Deferred loan costs, net	2,962	3,021
Other assets	1,945	2,105
Total assets	$ 495,920	$ 505,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 23,941	$ 17,484
Accrued compensation	18,437	22,589
Billings in excess of costs and estimated earnings
on uncompleted contracts	13,241	8,925
Accrued expenses and other	10,609	6,112
Current portion of insurance claim accruals	21,701	23,422
Total current liabilities	87,929	78,532
Long-term debt	99,000	114,500
Insurance and claim accruals, net of current portion	6,010	6,005
Deferred compensation, net of current portion	5,992	5,844
Deferred income taxes	45,360	48,170

Other liabilities	2,358	2,859
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares
authorized; 33,600 and 33,544 shares issued and outstanding
at December 31, 2010 and June 30, 2010, respectively	6,427	6,427
Additional paid-in capital	159,177	158,030
Accumulated other comprehensive loss, net of taxes	(216)	(142)
Retained earnings	83,883	85,153
Total stockholders’ equity	249,271	249,468
Total liabilities and stockholders’ equity	$ 495,920	$ 505,378

CONTACT:  Investor Relations, +1-336-719-4622, investorrelations@pike.com